Trinseo PLC

76 Sir John Rogerson’s Quay

Dublin 2

D02 FX51, Ireland

Strictly Private & Confidential

[Date]

{Name}

Re: Conditional Retention Bonus Award

Dear{Name}:

Thank you for your contributions to Trinseo PLC (the “Company”). Your role is key to our global success across all of the Company’s subsidiaries, and we are excited to offer you the conditional retention bonus described below to incentivize your continued employment and support of the Company and its subsidiaries (collectively, the “Trinseo Group”) during a period of extreme volatility in the chemicals industry, subject to the terms and conditions of this letter agreement (this “Agreement”).  This Agreement will become effective on the date the last signature hereto is achieved by the last of the parties to sign (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings ascribed in Section 11.

1.Retention Bonus.  Pursuant to the terms and conditions of this Agreement, you will be eligible to earn a retention bonus award of $[________] USD (the “Retention Bonus”). For ease of administration, the member of the Trinseo Group that employs you (the “Payor”) will pay the Retention Bonus to you as an advance on the first payroll date of the Payor following the Effective Date (the “Payment Date”), net of all applicable withholding taxes, pension and/or social contributions, retirement account contributions and the like (collectively, the “Withholdings”).
2.Repayment.  Notwithstanding payment of the Retention Bonus, the Retention Bonus will not be earned to any extent on the Payment Date, and will only be earned thereafter as provided in Section 3. In the event your service to the Trinseo Group terminates for any reason prior to the Retention Bonus becoming earned pursuant to Section 3, then, except as provided in Section 4, you agree to repay the Net Bonus Amount to the Payor within thirty (30) days following the Termination Date.
3.Conditions to Receive and Earn the Retention Bonus.  Your right to receive the Retention Bonus is conditional upon and subject to the Company’s Board of Directors, or a sub-committee thereof, approving the award (i.e. a condition precedent, the “Approval”) of this Retention Bonus.  A meeting of the Company’s Board of Directors, or a sub-committee thereof, is scheduled for January 6, 2026 and the results of this meeting will be communicated to you.  Until such Approval is obtained and communicated to you, this Agreement does not constitute any offer which may be accepted.  Your right to earn and retain the Retention Bonus is conditional upon and subject to: (a) your execution and return of this Agreement to the Company no later than January 5, 2026, (b) your compliance with the other terms and conditions of this Agreement and the Company’s Code of Business Conduct including its supporting policies, and (c) except as provided in Section 4, your continued employment by the Trinseo Group until March 31, 2027 (the “Retention Date”).
4.Qualifying Termination.  If your employment with the Trinseo Group terminates prior to the Retention Date and such termination constitutes a Qualifying Termination, then you will be deemed to have earned the Retention Bonus and repayment under Section 2 will not apply, subject to your continued compliance with Section 6.
5.Forfeiture of the Specified Compensation.  As a condition to earning the Retention Bonus, you agree that (a) the Retention Bonus is paid in lieu of, and in consideration for the cancellation and forfeiture of, the Specified Compensation; (b) if you are required to repay the Net Bonus Amount, your right to the Specified Compensation will not be restored; (c) your execution of this Agreement constitutes your express written consent to this Section 5, and (d) the cancellation and forfeiture of the Specified Compensation under this Agreement will not provide a basis to terminate your employment for “good reason” or any term of similar effect under any agreement between you and the Trinseo Group that contains a definition of “good reason” or any term of similar effect under statutory, civil, common or other law.
6.Confidentiality.  Maintaining confidentiality with respect to this Agreement is critical.  Accordingly, by signing this Agreement, you agree not to disclose the existence of this Agreement or any of its terms to any third party; provided, however, that you may disclose the existence of this Agreement and its terms (a) in confidence to your immediate family members; (b) in confidence to your attorneys, accountants, auditors and tax preparers; or (c) as otherwise may be required or permitted by law.  In particular, and without limitation, you may not disclose the existence or terms of this Agreement to any current or former employee or agent of the Trinseo Group.
7.No Right to Continued Employment.  Nothing contained in this Agreement shall (a) confer upon you any right to continue in the employ of the Trinseo Group, (b) constitute any contract or agreement of employment, or (c) interfere in any way with the at-will nature, to the extent to which it applies to you, of your employment by the Trinseo Group.
8.Withholdings.  The Payor may withhold from any and all amounts payable under this Agreement any Witholdings as you have elected or as may be required to be withheld pursuant to any applicable law or regulation.
9.Governing Law & Enforcement.  This Agreement is deemed accepted and entered into in the Republic of Ireland and shall be governed and interpreted according to the laws thereof without regard to its choice of law principles.  This Agreement may be enforced by either party in a jurisdiction which has proper subject matter and personal jurisdiction.  Either party may request specific performance under this Agreement, and the prevailing party shall be entitled to reasonable expenses, including attorneys’ fees, associated with any such enforcement.
10.Miscellaneous.

a.No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer or director as may be designated by the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes/amends any and all prior agreements or understandings between you and the Company relating to the subject matter of this Agreement.

(b)This Agreement may be executed in counterparts, each of which shall be deemed an original and together any counterparts shall constitute one and the same instrument.  Additionally, the Parties agree that electronic reproductions of signatures (i.e. scanned PDF versions of original signatures, facsimile transmissions, and the like) are acceptable and shall be treated as originals.

11.Definitions.
a.If you are a party to an employment or severance-benefit agreement that contains a definition of “Cause,” the definition set forth in such agreement will apply under this Agreement for so long as such agreement is in effect. Otherwise, “Cause” will mean (i) your substantial failure to perform your duties and responsibilities to the Trinseo Group or your substantial negligence in the performance of such duties and responsibilities; (ii) your commission of a felony or a crime involving moral turpitude; (iii) your commission of theft, fraud, embezzlement, material breach of trust or any material act of dishonesty involving the Trinseo Group; (iv) a significant violation of the Company’s Code of Business Conduct including its supporting policies or of any material policy of the Trinseo Group, or of any applicable statutory, civil or common law duty of loyalty to the Trinseo Group; (v) your material breach of the terms of this Agreement, or of the terms of any other agreement between you and the Trinseo Group; or (vi) other conduct by you that could reasonably be expected to be harmful to the business, interests or reputation of the Trinseo Group.
b.If you are a party to an employment or severance-benefit agreement that contains a definition of “Disability,” “Permanent Disability,” or similar term, the definition set forth in such agreement will mean “Disability” under this Agreement for so long as such agreement is in effect. Otherwise, “Disability” shall mean a disability that would entitle you to long-term disability benefits under the long-term disability plan of the Trinseo Group in which you participate.
c.If you are a party to an employment or severance-benefit agreement that contains a definition of “Good Reason,” the definition set forth in such agreement will apply under this Agreement for so long as such agreement is in effect.  Otherwise, “Good Reason” will mean the occurrence of any of the following events, without your express written consent, unless such events are fully corrected in all material respects by the Trinseo Group within thirty (30) days following written notification by you to the Trinseo Group of the occurrence of one of the reasons set forth below: (i) a relocation of your principal place of employment that increases your one-way commute by more than thirty-five (35) miles; (ii) a material reduction in your base salary; or (iii) a material reduction in your position, duties or responsibilities. You shall provide the Trinseo Group with a written notice detailing the specific circumstances alleged to constitute Good Reason within ninety (90) days after you first gain actual knowledge of the occurrence of such circumstances, and you actually terminate employment within thirty (30) days following the expiration of the Trinseo Group’s thirty (30)-day correction period described above. Otherwise, any claim of such circumstances as “Good Reason” shall be deemed irrevocably waived by you.
d.“Net Bonus Amount” means the gross amount of the Retention Bonus, minus the Withholdings to be withheld from the Retention Bonus, ignoring any other deductions or garnishments.
e.“Qualifying Termination” means the termination of your employment with the Trinseo Group: (i) by the Trinseo Group without Cause, (ii) by you for Good Reason, (iii) by the Trinseo Group due to your Disability, or (iv) due to your death, in each case, if, and only if, you deliver to the Payor a general release of claims in favor of the Trinseo Group in a form acceptable to the Company substantially as shown in Exhibit A (the “Release”) that becomes irrevocable within sixty (60) days following the Termination Date.  For the avoidance of doubt, your termination of employment with the Trinseo Group will not constitute a Qualifying Termination if you do not timely deliver the Release or the Release does not become effective and irrevocable within sixty (60) days following the Termination Date, and you will be required to repay the Net Bonus Amount pursuant to Section 2.
f. “Specified Compensation” means (i) your eligibility and entitlement to participate in the Trinseo Group’s 2025 discretionary cash based annual performance award program ordinarily payable in March 2026, (ii) as applicable, your entitlement to earn the 2026, 2027 and 2028 vesting tranches of any cash-settled “RCU” awards of any previously granted to you under the Company’s Amended and Restated 2014 Omnibus Incentive Plan (the “Equity Plan”),  (iii) your eligibility and entitlement to participate in the Company’s long-term incentive program and your eligibility and/or entitlement to receive grants under the Equity Plan for 2026, and (iv) if applicable, any right or entitlement you have to receive a retention bonus that is scheduled to be earned and paid in 2026 pursuant to a separate letter agreement between you and the Company.
g.“Termination Date” means the date on which your employment with the Trinseo Group terminates for any reason.

[signature page follows]

Yours Sincerely,

Signature:	Signature:
Name:	Name:
Date:	Date:

NOT AN OFFER UNTIL SIGNED ABOVE BY OFFICERS OF THE COMPANY

I confirm that I have read and that I understand the terms and conditions attached to the Retention Bonus (as defined above). I further confirm that I understand that acceptance of and agreement to said terms and conditions are part of being eligible for the Retention Bonus.

Read, Understood, Acknowledged and Conditionally Agreed To; Unless Withdrawn In Writing Prior to the Company’s Offer Being Approved As Described Above:

______________________

______________________

Date

EXHIBIT A

RELEASE

I, [______________], in consideration of and subject to the performance by the Trinseo Group, of its obligations under the preceding retention bonus agreement (the “Agreement”), do hereby release and forever discharge as of the date hereof the Trinseo Group and all present, former and future directors, officers, employees, successors and assigns of the Trinseo Group (collectively, the “ Released Parties”) to the extent provided below. The Released Parties are intended third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined shall have the meanings given to them in the Agreement.

1.	I understand that any payments or benefits paid or granted to me in advance under the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive full discharge of my obligations of repayment under the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter.
2.	Except as provided in paragraphs 4 and 5 below and except for the provisions of the Agreement which expressly survive the termination of my employment with the Trinseo Group, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Trinseo Group and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter ‑claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Trinseo Group or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Trinseo Group (all of the foregoing collectively referred to herein as the “ Claims ”).
3.	I agree that this General Release does not waive or release any rights or claims that I may have related to age discrimination.
4.	I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claim, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding. Additionally, I am not waiving any right to the accrued benefits or claims for indemnity, contribution, advancement or defense as provided by and in accordance with the terms of the Trinseo Group by-laws, articles of incorporation, liability insurance coverage, or applicable law.
5.	In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending claim of the type described in above paragraphs as of the execution of this General Release.
6.	I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Trinseo Group, any Released Party or myself of any improper or unlawful conduct.
7.	I agree that if I violate this General Release by suing the Trinseo Group or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees.
8.	I agree that this General Release and the Agreement are confidential and agree not to disclose any information regarding the terms of this General Release or the Agreement, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone. The Company agrees to disclose any such information only to any tax, legal or other counsel of the Company as required by law.
9.	Any non ‑disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self ‑regulatory organization or any governmental entity.
10.	I hereby acknowledge that certain provisions, as indicated, of the Agreement shall survive my execution of this General Release.
11.	I represent that I am not aware of any claim by me other than the claims that are released by this General Release. I acknowledge that I may hereafter discover claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in above paragraphs above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it.

12.	Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Trinseo Group or by any Released Party of the Agreement after the date hereof; (b) that cannot be released as a matter of law, including my rights to workers compensation, and unemployment insurance (the application of which shall not be contested by the Company); and/or (c) to accrued, vested benefits under any employee benefit, stock, savings, insurance, or pension plan of the Trinseo Group..
13.	Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
14.	Nothing in this General Release shall operate to waive or limit any rights or claims which cannot lawfully be waived under applicable law.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

1.	I HAVE READ IT CAREFULLY;
2.	I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS;
3.	I VOLUNTARILY CONSENT TO EVERYTHING IN IT;
4.	I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY/SOLICITOR/ BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;
5.

I HAVE HAD AT LEAST 45 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT AND THE CHANGES MADE SINCE MY RECEIPT OF THIS RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED 45 DAY PERIOD;

6.	I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;
7.	I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

8.	I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

SIGNED: DATED:

Name: